Exhibit (g)

FORM OF INVESTMENT ADVISORY AGREEMENT
BETWEEN
ARES MULTI-STRATEGY CREDIT FUND, INC.
AND
ARES CAPITAL MANAGEMENT II LLC

This Investment Advisory Agreement (the “Agreement”) is entered into as of [    ], 2013, by and between ARES MULTI-STRATEGY CREDIT FUND, INC. (the “Fund”), a corporation duly organized and existing under the laws of the State of Maryland, and ARES CAPITAL MANAGEMENT II LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Adviser”).

WHEREAS, the Fund is, or will be prior to commencing operations, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser has the power to engage in investment advisory and administration services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Adviser is willing to provide investment advisory and administration services to the Fund on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement, the Fund and the Adviser agree as follows:

1.                                      Appointment; Duties of the Adviser

(a)                                 The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to furnish, or arrange for its affiliates to furnish, the investment advisory and administration services described below, for the period and upon the terms herein set forth,

(i)                                     in accordance with the investment objectives, policies and restrictions that are determined by the Board of Directors of the Fund (the “Board”) from time to time and disclosed to the Adviser, which objectives, policies and restrictions shall initially be those set forth in the Fund’s Registration Statement on Form N-2, initially filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2013 (the “Registration Statement”), as it may be periodically amended or supplemented;

(ii)                                  in accordance with the Investment Company Act; and

(iii)                               during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Fund’s articles of incorporation and bylaws.

(b)                                 Administration Services.  The Adviser shall perform, or arrange for its affiliates to perform, the administration services necessary for the operation of the Fund, including providing the Fund necessary personnel and such other services as the Adviser, subject to review by the Board, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement.  The Adviser, also on behalf of the Fund, shall conduct relations with custodians, depositories, transfer agents, pricing agents, investor support service providers, investor relations providers, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.

(c)                                  Investment Advisory Services.  Subject to the supervision, direction and approval of the Board, the Adviser will conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund’s assets.  The Adviser is authorized, in its sole discretion, to:  (i) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain investment assets as such information relates to securities, loans or other financial instruments that are purchased for or considered for purchase by the Fund; (ii) make investment decisions for the Fund (including the exercise or disposition of rights accompanying portfolio securities, loans or other financial instruments (such as tender offers, exchanges, amendments, consents, waivers or forbearances) and other attendant rights thereto); (iii) place purchase and sale orders for portfolio transactions on behalf of the Fund and manage otherwise uninvested cash assets of the Fund; (iv) arrange for the pricing of Fund securities, loans or other financial instruments; (v) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, assignors, assignees, participants, counterparties and other persons in connection with the Adviser’s management of the assets of the Fund (in such respect, the Adviser will act as the Fund’s agent and attorney-in-fact); (vi) employ professional portfolio managers and securities analysts who provide research services to the Fund; (vii) engage certain third party professionals, consultants, experts or specialists in connection with the Adviser’s management of the assets of the Fund (in such respect, the Adviser will act as the Fund’s agent and attorney-in-fact); and (viii) make decisions with respect to the use by the Fund of borrowing for leverage or other investment purposes.  The Adviser will in general take such action as is appropriate to effectively manage the Fund’s investment practices.  In addition:

(i)                                     The Adviser will maintain and preserve the records specified in Section 13 of this Agreement and any other records related to the Fund’s transactions as are required under any applicable state or federal securities law or regulation, including the Investment Company Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Advisers Act.

(ii)                                  The Adviser will comply with procedures of the Fund (“Fund Procedures”) provided to the Adviser by the Fund.  The Adviser will notify the Fund as soon as reasonably practicable upon detection of any material breach of such Fund Procedures.

(iii)                               The Adviser will maintain a written code of ethics (the “Code of Ethics”), a copy of which will be provided to the Fund, and will adhere to such Code of Ethics in performing its services under this Agreement.

(iv)                              The Adviser, as directed by the Board, will manage the investment and reinvestment of the assets of the Fund in a manner consistent with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, subject to the best interests of the Fund.  In addition, the Adviser will manage the Fund’s assets in compliance with the Fund’s investment objectives and policies as stated in the Registration Statement.

(d)                                 The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

2.                                      Information and Reports

(a)                                 The Adviser will keep the Fund informed of developments relating to its duties as investment adviser of which the Adviser has, or should have, knowledge that would materially affect the Fund.  In this regard, the Adviser will provide the Fund and its officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Fund may from time to time reasonably request.

(b)                                 The Adviser also will provide the Fund with any information reasonably requested regarding its management of the Fund required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the SEC.  The Adviser will promptly inform the Fund if any information in the Registration Statement, as amended from time to time, is (or will become) inaccurate or incomplete.

3.                                      Standard of Care

The Adviser will exercise its reasonable judgment and will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.  As used in this Section 3, the term “Adviser” shall include any affiliates of the Adviser performing services for the Fund contemplated hereby, and directors, officers and employees of the Adviser and of such affiliates.  The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder.

4.                                      Adviser’s Duties Regarding Fund Transactions

(a)                                 Placement of Orders.  The Adviser will take all actions that it considers necessary to implement the investment policies of the Fund, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers the Adviser, in its sole discretion, selects.  To that end, the Adviser is authorized as the Fund’s agent to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash for the Fund’s account.  In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Adviser is subject to the supervision of the

Board and is directed at all times to seek to obtain best execution, subject to provisions (b) and (c) of this Section 4.

(b)                                 Selection of Brokers and Dealers.  In the selection of brokers and dealers to execute portfolio transactions, the Adviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation:  the execution capabilities of the brokers and dealers; the research and other services provided by the brokers and dealers that the Adviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers.  In connection with the foregoing, the Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Adviser a higher commission than that charged by other brokers and dealers if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the services provided in terms of either the particular transaction or in terms of the Adviser’s overall responsibilities with respect to the Fund and to any other client accounts or portfolios that the Adviser may advise.  The execution of such transactions will not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.  To the extent permitted by applicable law, the Adviser may selected affiliated brokers and dealers to execute portfolio transactions.

(c)                                  Aggregated Transactions.  On occasions when the Adviser deems the purchase or sale of a security or other financial instrument to be in the best interest of the Fund, as well as other funds or accounts managed by the Adviser or its affiliates (“Ares-advised funds”), the Adviser is authorized, but not required, to aggregate purchase and sale orders for securities or other financial instruments held (or to be held) by the Fund with similar orders being made on the same day for other Ares-advised funds to the extent permitted by the Investment Company Act.  When an order is so aggregated, the Adviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected.  The Adviser will endeavor to allocate investment opportunities in a manner that, over a period of time, is fair and equitable, and in any event consistent with any fiduciary duties owed to the Fund and in an effort to avoid favoring one client over another and taking into account all relevant facts and circumstances, including (without limitation):  (i) differences with respect to available capital, (ii) differences with respect to investment objectives or current investment strategies, (iii) differences in risk profile at the time the opportunity becomes available, (iv) the potential transaction and other costs of allocating an opportunity among the Ares-advised funds, (v) potential conflicts of interests, (vi) the nature of the investment or transaction, (vii) current and anticipated market and general economic conditions and (viii) existing and prior positions in the obligor on the Fund’s investments.  The Adviser and the Fund recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Fund.

5.                                      Expenses

(a)                                 The Adviser.  The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund.

(b)                                 The Fund.  The Fund will bear all other costs, fees and expenses of its operations and transactions, including those relating to:

(i)                                     organization;

(ii)                                  calculation of the Fund’s net asset value (including the cost and expenses of any independent valuation firm, agent or other provider);

(iii)                               expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments;

(iv)                              interest payable on indebtedness and dividends and distributions on preferred shares, as applicable, if any, incurred to finance the Fund’s investments;

(v)                                 offerings of the Fund’s common shares and other securities (including, all fees, costs and expenses related thereto);

(vi)                              investment advisory and management fees;

(vii)                           fees payable to third parties, including agents, legal counsel (including any committee formed in accordance with Federal Rule of Bankruptcy Procedure 2019 or unsecured committee counsel), consultants or other advisors, relating to, or associated with, evaluating and making investments;

(viii)                        administrator, transfer agent, custodian, investor support services and investor relation fees;

(ix)                              federal and state registration fees;

(x)                                 all costs of registration and listing the Fund’s shares on any securities exchange;

(xi)                              federal, state and local taxes;

(xii)                           independent directors’ fees and expenses;

(xiii)                        costs of preparing and filing reports or other documents required by governmental bodies (including the SEC), including printing costs;

(xiv)                       costs of any reports, proxy statements or other notices to shareholders, including printing costs;

(xv)                          insurance premiums for fidelity bond and other insurance coverage, including the Fund’s allocable portion of the fidelity bond, directors and officers errors and omissions liability insurance, and any other insurance premium;

(xvi)                       direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

(xvii)                    brokerage commissions, assignment fees and other costs in connection with the purchase, holding or sale of securities and other investment instruments (including security settlement costs);

(xviii)                 costs incurred to implement and monitor agreements governing the Fund’s financing or borrowing facilities and costs associated with issuances of preferred shares and ongoing related expenses;

(xix)                       such unusual, non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party and legal obligations that the Fund may have to indemnify the Fund’s directors, officers and/or employees or agents with respect to these actions, suits or proceedings;

(xx)                          all other expenses incidental to holding meetings of the Fund’s shareholders, including proxy solicitations therefor; and

(xxi)                       all other expenses incurred by the Fund in connection with administering the Fund’s business (including the reimbursements contemplated by the last paragraph of this Section 5).

Notwithstanding anything herein to the contrary, it also is understood and agreed that if persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, compliance, clerical or administrative services to the Fund at the request of the Fund, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, compliance, clerical or administrative services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board.  Nothing contained herein shall be construed to restrict the Fund’s right to hire its own employees or to contract for services to be performed by third parties.

6.                                      Compensation

For the services rendered and the expenses assumed by the Adviser, the Fund shall pay to the Adviser at the end of each calendar month a fee at the annual rate of [  ]% of the average daily value of the Fund’s Managed Assets.  “Managed Assets” means the total assets of the Fund (including any assets attributable to any shares of preferred stock that may be issued by the Fund or to money borrowed, including as a result of notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed and principal on notes and other debt securities issued by the Fund), (ii) any accrued and unpaid interest on money borrowed and (iii) accumulated dividends on any outstanding shares of common stock and preferred stock issued by the Fund.  The liquidation preference of any preferred stock issued by the Fund is not considered a liability.  The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the

Effective Date occurs will be prorated according to the proportion that such period bears to the full monthly period.  Upon any termination of this Agreement before the end of a month, the fee for such part of that month will be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement.  For the purpose of determining fees payable to the Adviser, the value of the Fund’s assets will be computed at the times and in the manner specified in the Registration Statement, and on days on which the value of Fund assets are not so determined, the asset value computation to be used will be as determined on the immediately preceding day on which the assets were determined.  The Adviser shall also be entitled to reimbursement of its costs for providing to the Fund accounting, legal, compliance, clerical or administrative services as provided in Section 5 hereof.  The Adviser may elect from time to time, in its sole discretion, to waive its right to reimbursement or its receipt of the advisory fee.

7.                                      Services to Other Companies or Accounts

The Fund understands that the Adviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies that have the same, similar or different investment objectives and strategies as the Fund, including any offshore entities or private accounts.  The Fund understands that the persons employed by the Adviser to assist in the performance of the Adviser’s duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement will be deemed to limit or restrict the right of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.  This Agreement will not in any way limit or restrict the Adviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement.  The Adviser and the Fund understand that directors, officers, employees and shareholder of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.  If any person who is a member, manager, partner, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund, then such member, manager, partner, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8.                                      Custody

Nothing in this Agreement will require the Adviser to take or receive physical possession of cash, securities, or other investments of the Fund.

9.                                      Term of Agreement; Termination of Agreement; Amendment of Agreement

(a)                                 Term.  This Agreement will become effective [    ], 2013 (the “Effective Date”), and, unless terminated in accordance with its terms, will remain in effect for two years and will automatically renew for successive annual periods thereafter if such continuance is specifically approved at least annually by (i) the affirmative vote of the Board of Directors or the affirmative vote of the holders of a majority of the outstanding shares of the Fund and (ii) the affirmative vote of a majority of those directors of the Fund who are not parties to this Agreement or “interested persons” of any party to this Agreement, in each case, in accordance with the requirements of the Investment Company Act.

(b)                                 Termination.  This Agreement may be terminated, without penalty, (i) by the affirmative vote of the Board or by vote of holders of a majority of the outstanding shares of the Fund, in each case, upon sixty (60) days’ written notice to the Adviser, and (ii) by the Adviser upon sixty (60) days’ written notice to the Fund.  This Agreement also will terminate automatically in the event of its assignment by the Adviser.  The provisions of Section 12 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.  Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 6 through the date of termination or expiration and Section 12 shall continue in full force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(c)                                  Amendment.  This Agreement may be amended by written agreement executed by all the parties hereto but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

10.                               Representations and Covenants of the Fund

The Fund represents and covenants to the Adviser as follows:

(a)                                 The Fund is duly organized and validly existing under the laws of the State of Maryland with the power to own and possess its assets.

(b)                                 The execution, delivery and performance by the Fund of this Agreement are within the Fund’s powers and have been duly authorized by all necessary actions of the Board, and the execution, delivery and performance of this Agreement by the parties to this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Fund’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Fund.

(c)                                  The Fund is, or will be prior to commencing operations, registered as a closed-end management investment company under the Investment Company Act and certain shares of the Fund’s common stock are, or will be prior to commencing operations, registered under the Securities Act of 1933, as amended, and under any applicable state securities laws.

11.                               Representations and Covenants of the Adviser

The Adviser represents and covenants to the Fund that as of the commencement of operations of the Fund:

(a)                                 The Adviser is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets.

(b)                                 The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser.

(c)                                  The Adviser is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Agreement.

(d)                                 The Adviser is registered with the SEC as an investment adviser under the Advisers Act.

12.                               Indemnification

The Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the “Indemnified Parties”), shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.  The Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund.  Notwithstanding the foregoing provisions of this Section 12 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

13.                               Records

(a)                                 Maintenance of Records.  The Adviser hereby undertakes and agrees to maintain for the Fund, in the form and for the period required by Rule 31a-2 under the Investment Company Act, all records relating to the Fund’s investments that are required to be maintained by the Fund pursuant to the Investment Company Act with respect to the Adviser’s responsibilities under this Agreement (the “Fund’s Books and Records”).

(b)                                 Ownership of Records.  The Adviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender them promptly to the Fund upon the request of the Fund; provided, however, that the Adviser may retain copies of the Fund’s Books and Records at its own cost.  The Fund’s Books and Records will be made available, within two (2) business days of a written request, to the Fund’s accountants or auditors during regular business hours at the Adviser’s offices.  The Fund or its authorized representatives will have the right to copy any records in the Adviser’s possession that pertain to the Fund.  These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations.  In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Fund.

14.                               Governing Law

This Agreement will be governed by, construed under and interpreted and enforced in accordance with (i) the laws of the state of New York, without regard to principles of conflicts of laws that would require the application of the laws of any other jurisdiction and (ii) the applicable provisions of the Investment Company Act, if any.  To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.                               No Waiver

The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

16.                               Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

17.                               Headings

The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

18.                               Definitions

(a)                                 The terms “assignment,” “affiliated person,” and “interested person,” when used in this Agreement, will have the respective meanings specified in Section 2(a) of the Investment Company Act, including any interpretive guidance thereunder by the SEC or its staff.

(b)                                 The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.

(c)                                  Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(d)                                 The word “including” shall mean including without limitation.

19.                               Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

20.                               Entire Agreement

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

21.                               Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

ARES MULTI-STRATEGY CREDIT FUND, INC.

By:
Name:
Title:

ARES CAPITAL MANAGEMENT II LLC

By:
Name:
Title: